UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 18, 2006

Date of report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices and zip code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 – Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

NovaStar Financial, Inc. (the “Company”) is changing the recordkeeper for the NovaStar Financial, Inc. 401(k) Plan (the “Plan”). As a result, the Company, as administrator of the Plan, notified participants of the Plan on August 18, 2006 that there will be a blackout period (the “Blackout Period”) during which participants will be temporarily restricted from requesting loans, withdrawals or distributions, making fund exchanges (transfers) or contribution allocation changes, or checking account balances while Plan records are transitioned to a new recordkeeper. Participants will still be able to make payroll and rollover contributions and loan repayments during the Blackout Period.

The Blackout Period will begin at 3:00 p.m. Central time on September 18, 2006 and is expected to end during the calendar week of October 22, 2006. During the Blackout Period and for a period of two years after the Blackout Period has ended, security holders of the Company or other interested persons may obtain, without charge, the actual ending date of the Blackout Period upon written request to the Company at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114, Attention: General Counsel.

On August 23, 2006, the Company sent a notice to its directors and executive officers informing them that during the Blackout Period, the Company’s directors and officers will be restricted from, directly or indirectly, purchasing, acquiring, exercising, selling or otherwise transferring certain equity securities of the Company. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1 – Memorandum regarding Notice of Blackout Period dated August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006	NOVASTAR FINANCIAL, INC.

	By:	/s/ Gregory S. Metz
Gregory S. Metz Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Memorandum regarding Notice of Blackout Period dated August 23, 2006.